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                                                                   Exhibit 99.1

PROXY                     FAIRFIELD COMMUNITIES, INC.                     PROXY

                     THIS PROXY IS SOLICITED ON BEHALF OF
              THE BOARD OF DIRECTORS OF FAIRFIELD COMMUNITIES, INC.
                  FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON APRIL 2, 2001

The undersigned holder of shares of common stock of Fairfield Communities, Inc. hereby appoints James G. Berk and Robert W. Howeth and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of common stock of Fairfield held of record by the undersigned on February 23, 2001, at the special meeting of stockholders to be held on April 2, 2001, starting at 9:00 a.m., Eastern Time, at The Hard Rock Hotel, 5800 Universal Boulevard, Orlando, Florida, and at any and all postponements and adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE OTHER SIDE OF THIS PROXY AND OTHERWISE IN THE DISCRETION OF THOSE PERSONS NAMED IN THIS PROXY AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

        PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND
                  RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

                         - FOLD AND DETACH HERE -

                          YOUR VOTE IS IMPORTANT!

                     You can vote in one of two ways:

1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions. There is NO CHARGE to you for this call.

2. Vote, sign and date your proxy card and return it promptly in the enclosed envelope.

                                 PLEASE VOTE

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/X/  PLEASE MARK
     YOUR VOTES AS
     IN THIS EXAMPLE.

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THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL BELOW. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THOSE PERSONS NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

THE BOARD OF DIRECTORS OF FAIRFIELD COMMUNITIES, INC. RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

Adoption of the Agreement and Plan of Merger dated as of November 1, 2000, as amended, among Fairfield Communities, Inc., Cendant Corporation and Grand Slam Acquisition Corp., a subsidiary of Cendant

                     FOR   AGAINST   ABSTAIN
                     / /     / /       / /

This proxy should be dated, signed by the stockholder as his or her name appears on this proxy, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.


Signatures(s) _______________________________________ Date __________________


                            - FOLD AND DETACH HERE -

                            Vote by Telephone or Mail
                          24 Hours a day, 7 Days a Week

   Your telphone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


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            Telephone                                      Mail
         1-800-840-1208

Use any touch-tone telephone to vote   OR   Vote, sign and date your proxy card
your proxy. Have your proxy card in                        and
hand when you call. You will be                  return it in the enclosed
prompted to enter your control                      postage-paid envelope.
number, located in the box below,
and then follow the directions
given.

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                       If you vote your proxy by telephone,
                   you do NOT need to mail back your proxy card.